UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2021

Carriage Services, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-11961	76-0423828
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3040 Post Oak Boulevard, Suite 300

Houston, Texas 77056

(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code:

(713) 332-8400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $.01 per share	CSV	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Indenture and Securities

On May 13, 2021, Carriage Services, Inc. (the “Company”) completed the issuance of $400 million in aggregate principal amount of 4.25% Senior Notes due 2029 (the “Notes”) and related guarantees by the Subsidiary Guarantors (as defined below) (the “Guarantees” and, together with the Notes, the “Securities”) in a private offering (the “Private Offering”) under Rule 144A and Regulation S of the Securities Act of 1933, as amended (the “Securities Act”).

The Company used the net proceeds from the offering of approximately $395.5 million, together with borrowings under the Company’s newly amended and restated credit facility (discussed below) and cash on hand, to satisfy and discharge the indenture with respect to its existing 6.625% senior notes due 2026 (the “Existing Notes”). The Existing Notes are scheduled to be redeemed on June 1, 2021. This Current Report on Form 8-K does not constitute a notice of redemption with respect to the Existing Notes.

The Securities were issued under an indenture, dated as of May 13, 2021 (the “Indenture”), among the Company, certain of the Company’s existing subsidiaries (collectively, the “Subsidiary Guarantors”), as guarantors, and Wilmington Trust, National Association, as trustee (“Collateral Trustee”).

The Notes will bear interest at an annual rate of 4.25%. Interest is payable semiannually in arrears on May 15 and November 15 of each year, beginning on November 15, 2021. The Notes mature on May 15, 2029, unless earlier redeemed or purchased. The Notes are unsecured, senior obligations of the Company. The Notes are fully and unconditionally guaranteed on a senior unsecured basis, jointly and severally, by each of the Subsidiary Guarantors.

The Company may redeem all or part of the Notes at any time prior to May 15, 2024 at a redemption price equal to 100% of the principal amount of Notes redeemed, plus a “make whole” premium, and accrued and unpaid interest, if any, to the date of redemption. The Company has the right to redeem the Notes at any time on or after May 15, 2024 at the redemption prices described in the Indenture, plus accrued and unpaid interest, if any, to (but excluding) the date of redemption. Additionally, at any time before May 15, 2024, the Company may redeem up to 40% of the aggregate principal amount of the Notes outstanding under the Indenture using an amount of cash equal to the net proceeds of certain equity offerings, at a price equal to 104.250% of the principal amount of the Notes, plus accrued and unpaid interest, if any, to (but excluding) the date of redemption; provided that (1) at least 50% of the aggregate principal amount of the Notes (including any additional Notes) outstanding under the Indenture remain outstanding immediately after the occurrence of such redemption (unless all Notes are redeemed concurrently), and (2) each such redemption must occur within 180 days of the date of the consummation of any such equity offering.

If a “change of control” occurs, each holder of the Notes will have the option to require the Company to purchase for cash all or a portion of their Notes at a price equal to 101% of the principal amount of the Notes, plus accrued and unpaid interest to (but excluding) the date of purchase. In addition, if the Company makes certain asset sales and does not reinvest the proceeds thereof or use such proceeds to repay certain debt, it will be required to use the proceeds of such asset sales to make an offer to purchase the Notes at a price equal to 100% of the principal amount of the Notes, plus accrued and unpaid interest.

The Indenture contains restrictive covenants limiting the ability of the Company and its Restricted Subsidiaries (as defined in the Indenture) to, among other things, incur additional indebtedness or issue certain preferred shares, create liens on certain assets to secure debt, pay dividends or make other equity distributions, purchase or redeem capital stock, make certain investments, sell assets, agree to certain restrictions on the ability of Restricted Subsidiaries to make payments to the Company, consolidate, merge, sell or otherwise dispose of all or substantially all assets, or engage in transactions with affiliates. The Indenture also contains customary events of default.

A copy of the Indenture is attached as Exhibit 4.1 to this Current Report on Form 8-K and is hereby incorporated by reference herein. The form of the Notes (included as Exhibit A of the Indenture filed as Exhibit 4.1 hereto) is filed as Exhibit 4.2 to this Current Report on Form 8-K and is hereby incorporated by reference herein. The descriptions of the material terms of the Indenture and the Securities are qualified in their entirety by reference to such exhibits.

Amended and Restated Credit Facility

On May 13, 2021, in connection with the issuance of the Securities, the Company entered into an amended and restated $150 million senior secured revolving credit facility (the “Amended and Restated Credit Facility”) with the Credit Facility Guarantors (as defined below), the financial institutions party thereto, as lenders, and Bank of America, N.A., as administrative agent.

The Amended and Restated Credit Facility allows for future increases in the facility size in the form of increased revolving commitments or new term loans by an additional amount of up to $75 million. The Amended and Restated Credit Facility matures on May 13, 2026. Interest will accrue on amounts outstanding under the Amended and Restated Credit Facility based on the Company’s Total Leverage Ratio (as defined in the Amended and Restated Credit Facility) in accordance with the following pricing grid:

Applicable Rate
Pricing Level	Total Leverage Ratio	Eurodollar Rate / Letter of Credit Fees	Base Rate
1	< 3.00 : 1.00	1.500%	0.500%
2	< 3.50 : 1.00 but ≥ 3.00 : 1.00	1.625%	0.625%
3	< 4.25 : 1.00 but ≥ 3.50 : 1.00	1.750%	0.750%
4	≥ 4.25 : 1.00	1.875%	0.875%

The Company’s obligations under the Amended and Restated Credit Facility are unconditionally guaranteed on a joint and several basis by the same subsidiaries which guarantee the Notes and certain of the Company’s subsequently acquired or organized domestic subsidiaries (collectively, the “Credit Facility Guarantors”).

The Amended and Restated Credit Facility is secured by a first-priority perfected security interest in and lien on substantially all of the Company’s personal property assets and those of the Credit Facility Guarantors, and will include provisions which require the Company and such subsidiaries, upon the occurrence of an event of default or in the event the Company’s actual Total Leverage Ratio is not at least 0.25 less than the required Total Leverage Ratio covenant level under the Amended and Restated Credit Facility, to grant additional liens on real property assets accounting for no less than 50% of the Company’s and the Credit Facility Guarantor’s funeral operations.

The Amended and Restated Credit Facility contains customary affirmative covenants, including, but not limited to, covenants with respect to the use of proceeds, payment of taxes and other obligations, continuation of the Company’s business and the maintenance of existing rights and privileges, the maintenance of property and insurance, amongst others.

In addition, the Amended and Restated Credit Facility also contains customary negative covenants, including, but not limited to, covenants that, among other things, restrict (subject to certain exceptions) the ability of the Company and the Credit Facility Guarantors to incur indebtedness, grant liens, make investments, engage in acquisitions, mergers or consolidations, and pay dividends and other restricted payments, and the following financial covenants: a Total Leverage Ratio (as defined in the Amended and Restated Credit Facility) not to exceed 5.00 to 1.00, and a Fixed Charge Coverage Ratio of not less than 1.20 to 1.00 as of the end of any period of four consecutive fiscal quarters. The financial covenants will be calculated for the Company and its subsidiaries on a consolidated basis.

Immediately following the issuance of the Securities, the Company had approximately $58.8 million in outstanding borrowings under the Amended and Restated Credit Facility and had approximately $89.1 million available for additional borrowings after giving effect to $2.1 million of outstanding letters of credit.

The foregoing description of the Amended and Restated Credit Facility is qualified in its entirety by reference to the Amended and Restated Credit Facility, a copy of which is attached hereto as Exhibit 10.1, and incorporated by reference herein.

ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

The disclosures above under Item 1.01 of this Current Report on Form 8-K are also responsive to Item 2.03 of this Current Report on Form 8-K and are hereby incorporated by reference into this Item 2.03.

ITEM 7.01. REGULATION FD DISCLOSURE

On May 13, 2021, the Company issued a press release announcing the closing of the transactions contemplated by the Private Offering and the Amended and Restated Credit Facility. The press release is attached hereto as Exhibit 99.1 of this Current Report on Form 8-K and is incorporated by reference herein.

In accordance with General Instruction B.2 of Form 8-K, the foregoing information, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall such information, including Exhibit 99.1, be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

4.1	Indenture, dated as of May 13, 2021, among the Company, the Guarantors (as defined therein) and Wilmington Trust, National Association, as Trustee.

4.2	Form of 4.25% Senior Notes due 2029 (included with the Indenture filed as Exhibit 4.1).

10.1	First Amended and Restated Credit Agreement dated as of May 13, 2021, among Carriage Services, Inc., the guarantors party thereto, the financial institutions party thereto, as lenders, and Bank of America, N.A., as administrative agent.

99.1	Press Release of Carriage Services, Inc. dated May 13, 2021.

104	The cover page from this Current Report on Form 8-K, formatted as Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 13, 2021

CARRIAGE SERVICES, INC.

By:	/s/ Steven D. Metzger
Steven D. Metzger
Senior Vice President, General Counsel and Secretary

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